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                                                                   EXHIBIT  99.3

                               AMENDMENT NO. 2 TO
                      PROFIT SHARING PLAN FOR EMPLOYEES OF
                 TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES
                       AS RESTATED EFFECTIVE APRIL 1, 1999

         WHEREAS, TRINITY INDUSTRIES, INC. (the "Company") has heretofore adopted the PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS RESTATED EFFECTIVE APRIL 1, 1999 (the "Plan"); and

         WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided:

         NOW, THEREFORE, effective as of April 1, 1999, the Company does hereby amend Section 6.04 of the Plan by adding at the end thereof the following new paragraph (e):

         "(e) Special Rule Applicable to Employees Who Have Incurred a Layoff - Notwithstanding the preceding provisions of this
                  Section 6.04, a Participant who has incurred a layoff may, prior to incurring a Severance from Service, elect to receive a distribution of his vested benefits under the Plan. Any such distribution shall be payable in the form of a lump sum."

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf on this 7th day of July, 2000, effective as of April 1, 2000.

                                          TRINITY INDUSTRIES, INC.

                                          By: /s/ Timothy R. Wallace
                                              ----------------------------------
                                          Title: CEO

ATTEST:

/s/ Neil O. Shoop
-------------------------
Assistant Secretary

THE STATE OF TEXAS  )
                    )
COUNTY  OF  DALLAS  )

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         This instrument was acknowledged before me on the 7th day of July,
2000, by Timothy R. Wallace, CEO of TRINITY INDUSTRIES, INC., a Delaware corporation, on behalf of said corporation.

                                               /s/ Kathleen L. Southmayd
                                               ---------------------------------
                                               Notary Public in and for
                                               the State of Texas

My Commission Expires:
06/24/03                                       Printed Name of Notary:

                                               Kathleen L. Southmayd

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